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                                                                   Exhibit 10.14

RYKOFF-SEXTON



December 10, 1993



Mr. Donald E. Willis, Jr.
1613 Riverview Circle
Huntington Beach, CA  92648

Dear Don:

     I am delighted to confirm that the Company is prepared to make an employment offer to you, as Senior Vice President and Chief Information Officer, on the following principal terms and conditions:

    .   Annual Salary:                   $210,000

    .   Annual Car Allowance:            $7,200

    .   Executive Bonus Plan:            20% at target
                                         40% maximum
                                         Fiscal year 1994 minimum guaranteed
                                         bonus of $20,000

    .   Non-Qualified Stock Options:     Up to 8,000 shares annually
                                         (At Stock Option Committee's discretion)

    .   Converging Stock Options:        Award of 20,000 shares upon signing
                                         (plan description enclosed)

    .   Restricted Stock:                Award of 4,000 shares upon signing

    .   Start Date:                      On or before January 17, 1994

    .   Health and Welfare Benefits:     As outlined in the enclosed Open
                                         Enrollment Brochure

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Mr. Donald E. Willis, Jr.
December 10, 1993
Page 2


    . Your employment with the Company will be "at will" which means that either you or the Company may terminate the relationship at any time with or without cause. However, should your job terminate during the first year of employment for any reason, other than willful neglect or the like, your salary will continue until the earlier of (i) one year from the date of termination of your employment with Rykoff-Sexton, Inc., or
       (ii) the date you obtain other employment.

    .  Change of Control Agreement (Enclosed).

This offer is subject to your satisfactory completion of the Company's standard drug test and the approval of the Company's Compensation Committee. We look forward to you joining the Company and remain available to answer any further questions you may have.

Very truly yours,

/s/ Mark Van Stekelenburg

Mark Van Stekelenburg
President and Chief Executive Officer


                              I Accept This Offer /s/ Donald E. Willis, Jr.
                                                  ----------------------------
                                                      Donald E. Willis, Jr.

Enclosures